Exhibit 99.1

SS&C Technologies Releases Record Q4 and Full Year 2025 Financial Results

Q4 2025 GAAP revenue $1,653.5 million, up 8.1%, Fully Diluted GAAP Earnings Per Share $0.77, down 21.4%

Record adjusted revenue $1,654.6 million, up 8.1%, Adjusted Diluted Earnings Per Share $1.69, up 18.2%

WINDSOR, CT, February 5, 2026 (BUSINESS WIRE) -- SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment, financial and healthcare software and software-enabled services, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share data):	2025	2024	Change	2025	2024	Change
GAAP Results
Revenue	$1,653.5	$1,529.7	8.1%	$6,272.2	$5,882.0	6.6%
Operating income	368.6	357.9	3.0%	1,436.7	1,343.5	6.9%
Operating income margin	22.3%	23.4%	-110 bps	22.9%	22.8%	10 bps
Diluted earnings per share attributable to SS&C	$0.77	$0.98	(21.4)%	$3.15	$3.00	5.0%
Net income attributable to SS&C	193.1	248.2	(22.2)%	796.9	760.5	4.8%
Adjusted Non-GAAP Results (defined in Notes 1 - 4 below)
Adjusted revenue	$1,654.6	$1,530.7	8.1%	$6,276.2	$5,885.7	6.6%
Adjusted operating income attributable to SS&C	634.2	581.9	9.0%	2,395.5	2,212.4	8.3%
Adjusted operating income margin	38.3%	38.0%	30 bps	38.2%	37.6%	60 bps
Adjusted diluted earnings per share attributable to SS&C (1)	$1.69	$1.43	18.2%	$6.14	$5.41	13.5%
Adjusted consolidated EBITDA attributable to SS&C	651.0	599.1	8.7%	2,462.3	2,281.0	7.9%
Adjusted consolidated EBITDA margin	39.3%	39.1%	20 bps	39.2%	38.8%	40 bps

(1) Reflects non-GAAP tax rates of 19.2% and 22.0% for the three and twelve months ended December 31, 2025, respectively, and 23.1% for the three and twelve months ended December 31, 2024. See Note 4 for more information.

Fourth Quarter and Full Year 2025 Highlights:

•
Q4 2025 GAAP Revenue growth and Adjusted Revenue growth were 8.1 percent.
•
Q4 and FY 2025 Adjusted Organic Revenue Growth were 5.3 and 4.8 percent, respectively.
•
Net cash generated from operating activities of $1,744.8 million for the twelve months ended December 31, 2025, up 25.7 percent compared to the same period in 2024.
•
Returned $384.2 million to shareholders in Q4 2025, which included 3.7 million shares repurchased for $318.7 million and $65.5 million in common stock dividends.
•
Allocated over $1 billion in share repurchases in 2025, purchasing 12.3 million shares at an average price of $84.12 per share.
•
Adjusted consolidated EBITDA attributable to SS&C of $651.0 million for Q4 2025, up 8.7 percent. Adjusted consolidated EBITDA margin for Q4 2025 was 39.3 percent.
•
GAAP operating income margin for Q4 2025 was 22.3 percent and GAAP net income attributable to SS&C of $193.1 million for Q4 2025, down 22.2 percent.

“SS&C’s 2025 performance reflects exceptional execution and the depth and breadth of our product and service portfolio. This quarter, we delivered record adjusted revenues of $1,655 million and adjusted consolidated EBITDA of $651 million, setting us up for a strong 2026,” says Bill Stone, Chairman and Chief Executive Officer. “AI advancements are rapidly reshaping the vertical software landscape. Our deep expertise and proprietary technology create a unique, deep and wide moat. This protective moat gives us time and perspective to leverage these innovations to drive long-term value.”

Operating Cash Flow

SS&C generated net cash from operating activities of $1,744.8 million for the twelve months ended December 31, 2025, compared to $1,388.6 million for the same period in 2024, a 25.7% increase. SS&C ended the fourth quarter with $462.1 million in cash and cash equivalents and $7,473.2 million in gross debt. SS&C’s consolidated net leverage ratio as defined in our credit agreement stood at 2.80 times consolidated EBITDA attributable to SS&C as of December 31, 2025. SS&C’s net secured leverage ratio stood at 1.70 times consolidated EBITDA attributable to SS&C as of December 31, 2025.

Guidance

	Q1 2026	FY 2026
Adjusted Revenue ($M)	$1,608 – $1,648	$6,654 – $6,814
Adjusted Net Income attributable to SS&C ($M)	$404 – $420	$1,662 – $1,762
Interest Expense[1] ($M)	$102 – $104	$398 – $408
Adjusted Diluted Earnings per Share attributable to SS&C	$1.62 – $1.68	$6.70 – $7.02
Cash from Operating Activities ($M)	–	$1,713 – $1,813
Capital Expenditures (% of revenue)	–	4.4% – 4.8%
Diluted Shares (M)	249.2 – 250.2	248.1 – 251.1
Effective Income Tax Rate (%)	21.5% – 23.5%	21.5% – 23.5%

1Interest expense is net of deferred financing cost amortization and original issue discount

SS&C does not provide reconciliations of guidance for Adjusted Revenues and Adjusted Net Income to comparable GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. SS&C is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition transactions and integration, foreign exchange rate changes, as well as other non-cash and other adjustments as defined under the Company’s Credit agreement, that are difficult to predict in advance in order to include in a GAAP estimate. The unavailable information could have a significant impact on Q1 2026 and FY 2026 GAAP financial results.

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s fourth quarter and full year 2025 earnings call will take place at 5:00 p.m. eastern time today, February 5, 2026. The call will discuss fourth quarter and full year 2025 results and 2026 guidance. Interested parties may dial 888-210-4650 (US and Canada) or 646-960-0327 (International) and request the "SS&C Technologies Fourth Quarter and Full Year 2025 Earnings Conference Call"; conference ID #4673675. In connection with the earnings call, a presentation will be available on SS&C’s website at www.ssctech.com. The call will be available for replay via the webcast on SS&C’s website; access: https://investor.ssctech.com/financials/quarterly-results/default.aspx

Certain information contained in this press release, including information relating to, among other things, the Company’s financial guidance for the first quarter and full year of 2026 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry and other industries in which the Company’s clients operate, the Company’s ability to realize anticipated benefits from its acquisitions, the effect of customer consolidation on demand for the Company’s products and services, the variability of revenue as a result of activity in the securities markets, the focus of the Company’s business on the asset management industry, the ability to retain and attract clients, the intensity of competition with respect to the Company’s products and services, risks from cyber-attacks, breaches of digital security, IT system failures and network disruptions, risks associated with third party providers, fluctuations in the Company’s operating results, terrorist activities and other catastrophic events, risks associated with the Company’s foreign operations, privacy concerns relating to the collection and storage of personal information, evolving regulations and increased scrutiny from regulators, the Company’s ability to protect intellectual property assets and litigation regarding intellectual property rights, delays in product development, investment decisions concerning cash balances, tax risks, risks associated with the Company’s joint ventures, changes in accounting standards, evolving regulation and scrutiny from regulators, the Company’s exposure to litigation and other claims, risks related to the Company’s substantial indebtedness, and the market price of the Company’s stock prevailing from time to time, and the risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission and can also be accessed on our website. Such “Risk Factors”, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Undue reliance should not be placed on any such forward-looking statements. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

About SS&C Technologies

SS&C is a global provider of services and software for the financial services and healthcare industries. Founded in 1986, SS&C is headquartered in Windsor, Connecticut, and has offices around the world. More than 23,000 financial services and healthcare organizations, from the world's largest companies to small and mid-market firms, rely on SS&C for expertise, scale, and technology.

Follow SS&C on Twitter, LinkedIn and Facebook.

For more information

Brian Schell

Chief Financial Officer

Tel: +1-816-642-0915

E-mail: InvestorRelations@sscinc.com

Justine Stone

Head of Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

Chand Madaka

Investor Relations

Tel: +1-908-845-1259

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(in millions, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Software-enabled services	$1,364.1	$1,254.0	$5,211.1	$4,840.3
License, maintenance and related	289.4	275.7	1,061.1	1,041.7
Total revenues	1,653.5	1,529.7	6,272.2	5,882.0
Cost of revenues:
Software-enabled services	763.9	669.1	2,839.3	2,618.8
License, maintenance and related	99.8	106.7	411.3	399.6
Total cost of revenues	863.7	775.8	3,250.6	3,018.4
Gross profit	789.8	753.9	3,021.6	2,863.6
Operating expenses:
Selling and marketing	175.6	156.6	625.0	584.2
Research and development	131.7	136.8	507.5	517.7
General and administrative	113.9	102.6	452.4	418.2
Total operating expenses	421.2	396.0	1,584.9	1,520.1
Operating income	368.6	357.9	1,436.7	1,343.5
Interest expense, net	(111.4)	(113.0)	(426.3)	(451.9)
Other (expense) income, net	(34.4)	(7.6)	(23.0)	8.9
Equity in earnings of unconsolidated affiliates, net	(1.6)	3.7	(9.3)	24.4
Loss on extinguishment of debt	(1.1)	(1.1)	(3.3)	(31.2)
Income before income taxes	220.1	239.9	974.8	893.7
Provision (benefit) for income taxes	26.1	(8.5)	176.1	132.0
Net income	194.0	248.4	798.7	761.7
Net income attributable to noncontrolling interest	(0.9)	(0.2)	(1.8)	(1.2)
Net income attributable to SS&C common stockholders	$193.1	$248.2	$796.9	$760.5

Basic earnings per share attributable to SS&C common stockholders	$0.80	$1.01	$3.26	$3.09
Diluted earnings per share attributable to SS&C common stockholders	$0.77	$0.98	$3.15	$3.00

Basic weighted-average number of common shares outstanding	242.8	246.0	244.3	246.4
Diluted weighted-average number of common and common equivalent shares outstanding	251.5	254.5	253.1	253.8

Net income	$194.0	$248.4	$798.7	$761.7
Other comprehensive income (loss), net of tax:
Foreign currency exchange translation adjustment	21.7	(229.2)	255.6	(115.1)
Change in defined benefit pension obligation	(8.6)	0.1	(8.6)	0.2
Total other comprehensive income (loss), net of tax	13.1	(229.1)	247.0	(114.9)
Comprehensive income	207.1	19.3	1,045.7	646.8
Comprehensive income attributable to noncontrolling interest	(0.9)	(0.2)	(1.8)	(1.2)
Comprehensive income attributable to SS&C common stockholders	$206.2	$19.1	$1,043.9	$645.6

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$462.1	$567.1
Funds receivable and funds held on behalf of clients	3,799.5	3,162.2
Accounts receivable, net	978.7	902.0
Contract asset	49.2	47.6
Prepaid expenses and other current assets	193.7	179.8
Restricted cash	4.5	3.7
Total current assets	5,487.7	4,862.4
Property, plant and equipment, net	289.5	299.6
Operating lease right-of-use assets	233.3	190.6
Investments	174.4	177.4
Unconsolidated affiliates	307.7	328.4
Contract asset	133.1	110.2
Goodwill	9,991.3	9,218.1
Intangible and other assets, net	4,094.7	3,858.0
Total assets	$20,711.7	$19,044.7
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$25.0	$20.0
Client funds obligations	3,799.5	3,162.2
Accounts payable	87.2	70.2
Income taxes payable	23.3	23.0
Accrued employee compensation and benefits	348.9	311.5
Interest payable	31.6	31.6
Other accrued expenses	303.4	249.7
Deferred revenue	492.4	486.1
Total current liabilities	5,111.3	4,354.3
Long-term debt, net of current portion	7,408.4	6,989.6
Operating lease liabilities	213.2	175.1
Other long-term liabilities	190.2	191.1
Deferred income taxes	846.8	725.5
Total liabilities	13,769.9	12,435.6
SS&C stockholders' equity	6,887.6	6,534.9
Noncontrolling interest	54.2	74.2
Total equity	6,941.8	6,609.1
Total liabilities and equity	$20,711.7	$19,044.7

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Twelve Months Ended December 31,
	2025	2024
Cash flow from operating activities:
Net income	$798.7	$761.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	703.8	680.1
Equity in earnings of unconsolidated affiliates, net	9.3	(24.4)
Distributions received from unconsolidated affiliates	2.6	13.1
Stock-based compensation expense	257.7	203.3
Unrealized net losses (gains) on investments	3.4	(1.7)
Amortization of debt financing costs	6.8	8.4
Loss on extinguishment of debt	3.3	31.2
Loss on sale or disposition of property and equipment	35.1	1.6
Deferred income taxes	(17.4)	(115.4)
Provision for credit losses	18.6	15.4
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(46.0)	(119.1)
Prepaid expenses and other assets	(6.6)	(20.7)
Contract assets	(20.2)	(25.1)
Accounts payable	14.1	(10.7)
Accrued expenses and other liabilities	9.9	(16.5)
Income taxes prepaid and payable	(14.6)	(13.8)
Deferred revenue	(13.7)	21.2
Net cash provided by operating activities	1,744.8	1,388.6
Cash flow from investing activities:
Business acquisitions, net of cash acquired	(1,052.0)	(647.1)
Additions to property and equipment	(80.8)	(61.4)
Proceeds from sale of property and equipment	17.8	4.8
Additions to capitalized software	(221.9)	(194.3)
Investments in securities	(2.5)	(0.1)
Proceeds from sales / maturities of investments	0.8	6.9
Distributions received from unconsolidated affiliates	20.5	25.3
Collection of other non-current receivables	10.5	10.2
Net cash used in investing activities	(1,307.6)	(855.7)
Cash flow from financing activities:
Cash received from debt borrowings	1,187.0	5,545.0
Repayments of debt	(765.1)	(5,255.1)
Payment of deferred financing fees	(7.6)	(39.4)
Net increase in client funds obligations	307.5	235.8
Proceeds from exercise of stock options	425.5	355.1
Withholding taxes paid related to equity award net share settlement	(79.2)	(26.2)
Purchases of common stock for treasury	(1,036.0)	(737.5)
Dividends paid on common stock	(253.8)	(244.9)
(Distributions to) proceeds from noncontrolling interests	(21.8)	14.9
Net cash used in financing activities	(243.5)	(152.3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9.6	(8.7)
Net increase in cash, cash equivalents and restricted cash	203.3	371.9
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	3,370.5	2,998.6
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$3,573.8	$3,370.5

Reconciliation of cash, cash equivalents and restricted cash and cash equivalents:
Cash and cash equivalents	$462.1	$567.1
Restricted cash and cash equivalents	4.5	3.7
Restricted cash and cash equivalents included in funds receivable and funds held on behalf of clients	3,107.2	2,799.7
	$3,573.8	$3,370.5

SS&C Technologies Holdings, Inc. and Subsidiaries

Disclosures Relating to Non-GAAP Financial Measures

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted to include a) amounts that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition and b) amounts that would have been recognized if not for adjustments to deferred revenue and retained earnings related to the adoption of ASC 606. Adjusted revenues is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of our business. Adjusted revenues is not a recognized term under generally accepted accounting principles (“GAAP”). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted revenues to revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Revenues	$1,653.5	$1,529.7	$6,272.2	$5,882.0
ASC 606 adoption impact	—	—	—	(2.2)
Purchase accounting adjustments impact on revenue	1.1	1.0	4.0	5.9
Adjusted revenues	$1,654.6	$1,530.7	$6,276.2	$5,885.7

The following is a breakdown of software-enabled services and license, maintenance and related revenues and adjusted software-enabled services and license, maintenance and related revenues.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Software-enabled services	$1,364.1	$1,254.0	$5,211.1	$4,840.3
License, maintenance and related	289.4	275.7	1,061.1	1,041.7
Total revenues	$1,653.5	$1,529.7	$6,272.2	$5,882.0

Software-enabled services	$1,365.2	$1,254.9	$5,215.1	$4,844.0
License, maintenance and related	289.4	275.8	1,061.1	1,041.7
Total adjusted revenues	$1,654.6	$1,530.7	$6,276.2	$5,885.7

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and related costs, ASC 606 adoption impact and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of our underlying performance. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures by other companies. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Operating income	$368.6	$357.9	$1,436.7	$1,343.5
Amortization of intangible assets	164.7	157.5	632.5	606.6
Stock-based compensation	84.8	55.4	257.7	203.3
Purchase accounting adjustments (1)	2.1	2.1	8.8	11.6
ASC 606 adoption impact	0.1	0.1	0.4	(1.9)
Acquisition related (2)	5.4	0.5	11.5	3.2
Facilities and workforce restructuring	8.9	8.0	45.1	41.6
Other (3)	0.4	1.4	6.0	8.6
Adjusted operating income	$635.0	$582.9	$2,398.7	$2,216.5
Adjusted operating income attributable to noncontrolling interest (4)	(0.8)	(1.0)	(3.2)	(4.1)
Adjusted operating income attributable to SS&C common stockholders	$634.2	$581.9	$2,395.5	$2,212.4

(1)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to decrease depreciation expense by the amount that would not have been recognized if property, plant and equipment were not adjusted to fair value at the date of acquisition.
(2)
Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters for prior period acquisitions.
(3)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance.
(4)
In 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted operating income attributable to noncontrolling interest represents adjusted operating income based on the ownership interest retained by the respective noncontrolling parties.

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in April 2018, as amended, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted Consolidated EBITDA is calculated by subtracting acquired EBITDA (as defined below) from Consolidated EBITDA. EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. These measures are not necessarily comparable to similarly titled measures by other companies. The following is a reconciliation of EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA to net income.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Net income	$194.0	$248.4	$798.7	$761.7
Interest expense, net	111.4	113.0	426.3	451.9
Provision for income taxes	26.1	(8.5)	176.1	132.0
Depreciation and amortization	182.7	175.8	703.8	680.1
EBITDA	514.2	528.7	2,104.9	2,025.7
Stock-based compensation	84.8	55.4	257.7	203.3
Acquired EBITDA and cost savings (1)	2.8	—	42.5	19.4
Loss on extinguishment of debt	1.1	1.1	3.3	31.2
Equity in earnings of unconsolidated affiliates, net	1.6	(3.7)	9.3	(24.4)
Purchase accounting adjustments (2)	1.1	1.1	4.4	6.8
ASC 606 adoption impact	0.1	0.1	0.4	(1.9)
Foreign currency translation losses	0.9	6.6	1.8	8.2
Investment gains (3)	(0.5)	(2.3)	(14.0)	(19.6)
Facilities and workforce restructuring	8.9	7.8	45.1	41.4
Acquisition related (4)	4.7	0.6	11.5	3.3
Other (5)	34.9	4.7	41.1	11.1
Consolidated EBITDA	$654.6	$600.1	$2,508.0	$2,304.5
Acquired EBITDA and cost savings (1)	(2.8)	—	(42.5)	(19.4)
Adjusted Consolidated EBITDA	$651.8	$600.1	$2,465.5	$2,285.1
Adjusted Consolidated EBITDA attributable to noncontrolling interest (6)	(0.8)	(1.0)	(3.2)	(4.1)
Adjusted Consolidated EBITDA attributable to SS&C common stockholders	$651.0	$599.1	$2,462.3	$2,281.0

(1)
Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the period as if the acquisition occurred at the beginning of the period, as well as cost savings enacted in connection with acquisitions.
(2)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to increase or decrease rent expense by the amount that would have been recognized if lease obligations were not adjusted to fair value at the date of acquisitions.
(3)
Investment gains includes unrealized fair value adjustments of investments and dividend income received on investments.
(4)
Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters for prior period acquisitions.
(5)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance, and includes a loss on the sale of fixed assets of $33.3 million during the three and twelve months ended December 31, 2025.
(6)
In 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted Consolidated EBITDA attributable to noncontrolling interest represents adjusted Consolidated EBITDA based on the ownership interest retained by the respective noncontrolling parties.

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share Attributable to SS&C to Adjusted Diluted Earnings Per Share Attributable to SS&C

Adjusted net income and adjusted diluted earnings per share attributable to SS&C represent net income and earnings per share attributable to SS&C before amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments and other items. We consider adjusted net income and adjusted diluted earnings per share attributable to SS&C to be important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments, loss on extinguishment of debt and other items, that are not operational in nature or comparable to those of our competitors. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP. Adjusted net income and adjusted diluted earnings per share do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share attributable to SS&C as presented herein are not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted net income and adjusted diluted earnings per share attributable to SS&C to net income and diluted earnings per share attributable to SS&C, the GAAP measures we believe to be most directly comparable to adjusted net income and adjusted diluted earnings per share.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share data)	2025	2024	2025	2024
GAAP – Net income	$194.0	$248.4	$798.7	$761.7
Amortization of intangible assets	164.7	157.5	632.5	606.6
Amortization of debt financing costs	1.9	1.7	6.8	8.4
Stock-based compensation	84.8	55.4	257.7	203.3
Loss on extinguishment of debt	1.1	1.1	3.3	31.2
Purchase accounting adjustments (1)	2.1	2.1	8.8	11.6
ASC 606 adoption impact	0.1	0.1	0.4	(1.9)
Equity in earnings of unconsolidated affiliates, net	1.6	(3.7)	9.3	(24.4)
Foreign currency translation losses	0.9	6.6	1.8	8.2
Investment losses (gains) (2)	1.0	0.9	3.4	(1.6)
Facilities and workforce restructuring	8.9	7.8	45.1	41.4
Acquisition related (3)	4.7	0.6	11.5	3.3
Other (4)	35.0	4.9	41.1	11.2
Income tax effect (5)	(75.1)	(118.3)	(263.1)	(281.9)
Adjusted net income	$425.7	$365.1	$1,557.3	$1,377.1
Adjusted net income attributable to noncontrolling interest (6)	(0.9)	(1.4)	(4.1)	(5.0)
Adjusted net income attributable to SS&C common stockholders	$424.8	$363.7	$1,553.2	$1,372.1
Adjusted diluted earnings per share attributable to SS&C common stockholders	$1.69	$1.43	$6.14	$5.41
GAAP diluted earnings per share attributable to SS&C common stockholders	$0.77	$0.98	$3.15	$3.00
Diluted weighted-average shares outstanding	251.5	254.5	253.1	253.8

(1)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to decrease depreciation expense by the amount that would not have been recognized if property, plant and equipment were not adjusted to fair value at the date of acquisition.
(2)
Investment gains includes unrealized fair value adjustments of investments. In prior periods, investment gains also included dividend income received on investments. Prior period amounts have been revised for consistent presentation.
(3)
Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters for prior period acquisitions.
(4)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance, and includes a loss on the sale of fixed assets of $33.3 million during the three and twelve months ended December 31, 2025.
(5)
For the twelve-month period ending December 31, 2025, we revised the effective tax rate used to adjust the provision for income taxes for the purpose of computing adjusted net income to 22.0% from 23.0%. The change in this effective tax rate is attributable to increased deductions related to equity awards, positive impacts from the tax bill signed in July 2025, and implementation of strategic planning initiatives. As a result, an effective tax rate of 19.2% for the three months ended December 31, 2025, has been used to adjust the provision for income taxes for the purpose of computing adjusted net income. An effective tax rate of 23.1% has been used for the three and twelve months ended December 31, 2024.
(6)
In 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted net income attributable to noncontrolling interest represents adjusted net income based on the ownership interest retained by the respective noncontrolling parties.